Exhibit 21.1

T Stamp Inc.

SUBSIDIARIES OF THE REGISTRANT AT DECEMBER 31, 2022

	Type	State/Country of Incorporation	Status
Biometric Innovations Limited	Private Limited Company	England	Active
Metapresence, Limited	Limited by shares	Isle of Man	Active
Trust Stamp Malta Limited	Limited Liability Company	Malta	Active
Trust Stamp Denmark ApS	Limited Company	Denmark	Active
T Stamp Incentive Holdings.	Corporation	Wyoming	Active
Sunflower Artificial Intelligence Technologies	Limited Liability Company	Poland	Non-active
Trusted Mail Inc.	Corporation	Delaware	Non-active
AIID Payments Limited	Private Limited Company	England	Non-active
Finnovation LLC	Domestic Limited Liability Company	Georgia	Non-active

Finnovation LLC

SUBSIDIARIES AT DECEMBER 31, 2022

		State/Country of Incorporation	Status
T Avatar LLC	Domestic Limited Liability Company	Georgia	Non-active

Trust Stamp Malta Limited

SUBSIDIARIES AT DECEMBER 31, 2022

		State/Country of Incorporation	Status
Trust Stamp Rwanda Limited	Private Limited by Shares	Rwanda	Active